UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 21, 2016

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York	10006
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 21, 2016, Nasdaq, Inc. (“Nasdaq” or the “Company”) amended its By-Laws, following prior approval by Nasdaq’s board of directors and the U.S. Securities and Exchange Commission, to implement proxy access in response to feedback from stockholders.

The By-Laws include a new Section 3.6 that permits a stockholder, or a group of stockholders, owning at least three percent of the Company’s outstanding shares of common stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of two individuals and 25% of the total number of directors then in office, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the By-Laws.

The amendments also include changes to Sections 3.1, 3.3 and 3.5 of the By-Laws to account for proxy access.

The foregoing description is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

3.2	Nasdaq’s By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASDAQ, INC.

Dated: November 21, 2016	By:	/S/ EDWARD S. KNIGHT
Edward S. Knight
Executive Vice President and General Counsel